UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                       ____________________

                             FORM 8-K

                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


  Date of report (Date of earliest event reported): July 30, 2003

                       EMPIRE RESORTS, INC.
      (Exact name of registrant as specified in its charter)

          Delaware                   1-12522         13-3714474
   (State or other jurisdiction  (Commission         (IRS Employer
          of incorporation)        File Number)    Identification No.)

              Route 17B, Monticello, New York  12701
              Address of principal executive offices

Registrant's telephone number, including area code:(845) 794-4100 ext 478

      ______________________________________________________
  (Former name or former address, if changed since last report.)

Item 5.        Other Events and Regulation FD Disclosure.

      On July 30, 2003, Empire Resorts, Inc. issued a press release announcing (i) the resignation of Scott A. Kaniewski, Thomas W. Aro, William W. Hopson and Thomas P. Puccio as directors of Empire Resorts, Inc., effective August 5, 2003, (ii) the appointment of David Matheson, David Hanlon, John Sharpe, Arthur Sonnenblick, Joseph Bernstein and Ralph Bernstein as directors of Empire Resorts, Inc., effective August 5, 2003 and
(iii) the appointment of Thomas P. Puccio to the position of general counsel & executive vice president-legal affairs of Empire Resorts, Inc. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.        Financial Statements and Exhibits.

     (c)  Exhibits

     99.1       Press Release of Empire Resorts, Inc. dated  July
30, 2003.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EMPIRE RESORTS, INC.
Dated: July 30, 2003

                               By: /s/ Robert A. Berman
                                       Robert A. Berman
                                       Chief Executive
                                       Officer

CONTACT:                           FOR RELEASE:
Charles Degliomini                      Wednesday, July, 30, 2003
                                        at 7:00 a.m.
Vice President - Corporate Communications
Empire Resorts, Inc.
516.263.6600
cdegliomini@empireresorts.com


 Empire Resorts Appoints Native American Leader David Matheson
                    Chairman of the Board

 -Gaming Industry Executive David Hanlon Named Vice Chairman-

MONTICELLO, NEW YORK-July 30, 2003 - Empire Resorts, Inc. (the "Company") (NASDAQ:NYNY) announced today that the Company has appointed six new members to its Board of Directors. Effective August 5, 2003, the new members of the Board are David Matheson (Chairman of the Board), David Hanlon (Vice Chairman), John Sharpe, Arthur Sonnenblick, Joseph Bernstein and Ralph Bernstein. Remaining on the Board are Robert Berman (CEO), Paul deBary, Jay Holt, and Morad Tahbaz (President). All other directors will vacate their positions effective August 5, 2003. The new directors  are  expected  to  continue  to  serve  following  the consolidation of the Company's operations with Catskill Development LLC ("Catskill"). Joseph Bernstein and Ralph Bernstein, members of Catskill's ownership group, join the Board pursuant to the terms of the consolidation agreements between the Company and Catskill.

Commenting on the new appointments, CEO Robert Berman said, "Our new Board members are all prominent business leaders -- in the Native American community, the gaming industry, hospitality, finance and land development. These distinguished businessmen will help our company achieve its business plan of launching 1,800 video lottery terminals at the Monticello Raceway in the first quarter of 2004, in association with the New York State Lottery. The new Board will lead the Company in its efforts to build and manage a $500,000,000 Native American casino on land adjoining the Monticello Raceway with the Cayuga Nation of New York. The tremendous experience of these leaders will serve as a strong foundation for the future growth and development of the Company."

Mr. Berman added, "I am particularly pleased to announce that one of Native America's most highly regarded leaders, David Matheson, a former Deputy Commissioner of Indian Affairs, United States Department of the Interior, has agreed to assume the post of Chairman of the Board, and that a distinguished gaming industry executive, David Hanlon, has agreed to serve as Vice Chairman. Mr. Matheson is highly respected by his peers in the Native
American community, as well as by regulators and the gaming industry. Mr. Hanlon similarly brings to us his vast experience in the gaming industry that very few other gaming industry executives can match."

Mr. Tahbaz said, "I am also pleased by the strong vote of confidence shown by David Matheson, David Hanlon, John Sharpe and Arthur Sonnenblick in joining our Board of Directors. These men are pillars of their respective industries and will be able to provide management with expertise, knowledge and strategic advice to propel the Company's future growth in gaming and resort development.

Mr. Hanlon has served in senior executive positions with major US casino operations in Las Vegas and Atlantic City, including the Rio, Harrah's, Trump Plaza, Caesar's, and Resorts International.
He has also served as CEO of IGT.

Mr. Sharpe is one of the leading hoteliers in the world, having served with Four Seasons Hotels & Resorts, Inc. for over twenty years, most recently as President and Chief Operating Officer.

Mr. Sonnenblick is recognized as one of the leading real estate investment bankers in the United States, having financed tens of billions of dollars in development projects, acquisitions and mortgage transactions."

Mr. Matheson responded, "As Chairman of the Board of Directors, I intend to assume a significant role in the development of Indian gaming at the Monticello Raceway and future growth opportunities. I am pleased to Chair the Board of a company that is engaged in an endeavor that will improve the lives of the members of the Cayuga Nation and the citizens of Sullivan County."

Mr. Hanlon added, "The Company is well advanced in its position to benefit from the recent affirmation by the New York courts of the legality of laws passed in 2001 by the New York State Legislature, legalizing video lottery terminals at horse tracks, and Indian gaming at three locations in the Catskills. The location of the Monticello Raceway, within convenient driving distance of approximately 25 million people, and one hour closer to New York City than the casinos of Atlantic City, Foxwoods and Mohegan Sun, presents a unique formula for success for the Company and its shareholders."

In connection with the new appointments, the Board will consist of ten directors. Four previous Board members announced their resignations. These include CFO Scott Kaniewski and Executive Vice President Thomas Aro, who will retain their senior executive positions with the Company; William W. Hopson, a partner with the law firm of Stites & Harbison in Atlanta, who will remain the Company's outside counsel; and, Thomas P. Puccio, a prominent New York attorney, who was named as the Company's General Counsel & Executive Vice President, Legal Affairs.

Mr. Berman said, "On behalf of the entire Board and management of the Company, I would like to express our appreciation and gratitude to Tom Puccio and Bill Hopson for their outstanding service to the company during an extremely challenging period. We could not have brought the Company to where it is today without their invaluable service and participation on the Board. I am pleased both individuals will continue to participate with us in the growth and development of the Company, as the Company's legal counsel."

The following are the biographies of the Company's ten Board members:

David Matheson, Chairman of the Board -Mr. Matheson is CEO of the Coeur d'Alene Casino & Resort Hotel in Worley, Idaho, which was voted the #1 local casino in the Spokesman Reader Review for three consecutive years. Over the years, Mr. Matheson, a member of the Coeur d'Alene Tribe, has served as Tribal Council leader, Tribal Chairman, and manager of various tribal operations. Mr. Matheson was appointed by President George H. W. Bush to serve as Deputy Commissioner for Indian Affairs, U.S. Department of the Interior, which he did for four years, during the time the Indian Gaming Regulatory Act of 1988 was being implemented. As Deputy Commissioner of Indian Affairs, Mr. Matheson was responsible for the day-to-day operations of the Bureau of Indian Affairs, including the responsibility for fulfilling the Department's trust responsibilities and promoting self-determination on behalf of over 500 federally recognized American Indian and Alaska Native tribal governments. Mr. Matheson oversaw a federal agency which currently has 10,000 employees nationwide, and which is responsible for providing services to over one million individual American Indians and Alaska Natives from the federally recognized tribes. Mr. Matheson was awarded a Commendation from the Secretary of the Interior for Outstanding Service. More recently, he was appointed by President George W. Bush as an advisor to the President's Commission on Reservation Economies. Mr. Matheson previously served as a delegate to the People's Republic of China's Native American Trade Mission, and as Chief Executive
Officer of Coeur d'Alene Development Enterprises. He holds an M.A. in Business Administration from the University of Washington.

David P. Hanlon, Vice Chairman - Mr. Hanlon is a U.S. gaming industry consultant, including Native American and international gaming ventures. He most recently served as President and Chief Operating Officer of Rio Suites Hotel Casino, from 1996-1999, where he guided the corporation through a major expansion. From 1994-1995, he served as President & CEO of International Game Technology (IGT), the world's leading manufacturer of microprocessor gaming machines. From 1988-1993, he served as President & CEO of Merv Griffin's Resorts International, where he completed two complex billion dollar restructurings and sold international properties in the Bahamas. From 1984-1988, he served as President of Harrah's Atlantic City (Harrah's Marina and Trump Plaza), where he was responsible for casino and hotel operations and 9,000 employees. During his four-year leadership, Harrah's became the most profitable operation in Atlantic City. From 1978-1984, Mr. Hanlon served as CFO and Executive Vice President of Caesar's World, Inc., where he was in charge of all East Coast operations. Prior to starting his career in the gaming industry, Mr. Hanlon served as Director of Corporate Finance for Fluor Corporation, from 1975-1978. Mr. Hanlon's education includes a B.S. in Hotel Administration from Cornell University, an MS in Accounting and an MBA in Finance from the Wharton School, University of Pennsylvania, and an Advanced Management

Program  at the Harvard Business School. Mr. Hanlon is Executive-
In-Residence, School of Hotel Administration, Cornell University, and a member of various boards.

John Sharpe most recently served as President and Chief Operating Officer of Four Seasons Hotels & Resorts, from which he retired in 1999, after 23 years of service. During his tenure at Four Seasons, the world's largest operator of luxury hotels, Mr. Sharpe directed worldwide hotel operations, marketing and human resources, and took great pride in helping create Four Seasons' renowned reputation for the highest level of service in the worldwide hospitality industry. In 1999, Mr. Sharpe received the "Corporate Hotelier of the World" award from Hotels Magazine, Inc. Mr. Sharpe has also received the "Silver Plate" award of the International Food Manufacturers Association, and the "Gold Award" of the Ontario Hostelry Institute. Mr. Sharpe graduated with a B.S. in Hotel Administration from Cornell University and is currently a Trustee of the Culinary Institute of America, and Chair of the Industry Advisory Council at the Cornell Hotel School. He currently serves on a number of other boards, including Fairmont Hotels & Resorts, Toronto, Canada, Elizabeth Arden Salon/Spa Holdings, Phoenix, Arizona, and Grand Expeditions, Inc. Boca Raton, Florida. Mr. Sharpe previously served as Executive-In-Residence, School of Hotel Administration, Cornell University; Chairman of the Board of Governors of Ryerson Polytechnic University, Toronto, Canada; and, Co-Chair of the American Hotel Foundation, Washington, D.C.

Arthur I. Sonnenblick is Senior Managing Director of Sonnenblick-Goldman Company. Founded in 1893, Sonnenblick-Goldman is the nation's leading independent real estate investment banking firm, arranging billions of dollars of private equity, joint venture, mortgage and sale transactions each year. Mr. Sonnenblick served as President of Sonnenblick-Goldman Company from 1978-1987 and CEO from 1978-1995. He is a member of Urban Land Institute and International Council of Shopping Centers, and has lectured at the Urban Land Institute Practicing Law Institute, International Council of Shopping Centers, Mortgage Bankers Association, National Association of Home Builders, New York Chapter American Institute of Appraisers, Columbia University, Fordham University, and New York University. From 1979 to 1983, Mr. Sonnenblick was also a Partner and Member of the Board of Directors of Lehman Brothers Kuhn Loeb. He is also a past President of the Mortgage Bankers Association of New York and a past member of the Board of Governors of the Real Estate Board of New York. Mr. Sonnenblick is currently a member of the Board of Directors of Alexander's, Inc. and is Chairman of the Board of Trustees of the Educational Alliance. He holds a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.

Jay Holt was named director of Empire Resorts in February 2003. Mr. Holt is currently a corporate finance consultant specializing in project feasibility, acquisition analysis, and distressed asset strategy. Prior to his current role, Mr. Holt served as head of the Structured Finance Department at Helaba, New York, 1996 - 1997, and headed the Product Development, Asset Securitization, and Infrastructure Finance Groups at Deutsche Bank New York from 1990 to 1995. At Deutsche Bank, Mr. Holt structured and led substantial financings for IBM and other major multinational corporations. Earlier, Mr. Holt practiced law for ten years with the firm of Hawkins, Delafield & Wood in New York City and was a partner in the firm from 1985 - 1988. In his law practice, Mr. Holt represented Goldman, Sachs & Co., J.P. Morgan, Lehman Brothers, First Boston, and other major investment banking firms, specializing in structured finance and project feasibility studies for publicly offered securities. Mr. Holt received a BA from Baylor University and his JD from New York University.

Paul deBary is a Managing Director at Marquette deBary Co., Inc., a New York based broker-dealer, where he serves as a financial advisor for state and local government agencies, public and private corporations and non-profits. Prior to assuming his current position, Mr. deBary served as Managing Director in the Public Finance Department of Prudential Securities from 1994 to 1997. He was a partner in the law firm of Hawkins, Delafield & Wood in New York from 1975 to 1994. Mr. deBary received an AB in 1968, and MBA and JD in 1971 from Columbia University. He is a member of the American Bar Association, the New York State Bar Association, the Association of the Bar of the City of New York and the National Association of Bond Lawyers and serves a President and as a Director of the Society of Columbia graduates. He is a limited partner with a 2.97% interest in Watertone Holdings, LP. Mr. deBary has served as a director of the Company since March 2002.

Robert Berman, CEO, has been a private investor for the past fifteen years. As Managing Director of Watermark Investments
Limited  from  1994  to  2000, he oversaw  a  number  of  private partnerships investing in real estate, technology and basic industries. From 1998 to 1999, Mr. Berman was a Vice Chairman and Director of Executone Information Systems, a telecommunications company. From 1995 to 1999, he served as

Chairman of the Board and Chief Executive Officer of Hospitality Worldwide Services, Inc., a hotel services company with average annual sales above $150 million. Mr. Berman has served as a director and Chief Executive Officer of the Company since February 2002.

Morad Tahbaz, President of the Company, was appointed a director in February 2003, and as President in June 2003. Mr. Tahbaz is also President of Catskill Development, LLC. Since 1994, Mr. Tahbaz has served on the Board of Directors of Air Methods
Corporation (NASD: AIRM). He is a co-founder and Managing Director of Americas Tower Partners, an investment and venture capital firm, which developed Americas Tower, a one million square foot, 50-story office tower in New York City. Since 1983, Mr. Tahbaz has also served as Senior Vice President of The New York Land Company, a real estate acquisitions and development firm. From 1980 to 1982, he was the Project Manager for Colonial Seaboard, Inc., a residential development company in New Jersey. Mr. Tahbaz received his Bachelor's Degree in Philosophy and Fine Arts from Colgate University and attended the Institute for Architecture and Urban Studies in New York City. He holds a
Master's Degree in Business Administration from Columbia University Graduate School of Business. Mr. Tahbaz lectured on real estate development and finance at the Columbia Graduate School of Business from 1984 to 1988.

Ralph Bernstein is a co-founder and Partner of Americas Tower Partners, a real estate development and investment firm, and has been responsible for the acquisition and development of several million square feet of commercial space. Mr. Bernstein started his career in agribusiness with a large European multi-national trading and real estate development company, where he was later responsible for the company's U.S. real estate activities. He holds a Bachelor of Arts Degree in Economics from the University of California at Davis. He currently serves on the Board of Catskill Development, LLC.

Joseph E. Bernstein started his career as a corporate tax attorney on Wall Street at Cahill, Gordon & Reindel and as an international tax attorney at Rosenman & Colin. He later started his own international tax law practice. Since the early 1980's, Mr. Bernstein (along with his brother Ralph, and their partner, Morad Tahbaz, through their jointly-owned entity, Americas Tower Partners) has also been involved in the development of three million square feet of commercial property in Manhattan, including The Crown Building, at Fifth Avenue and 57th Street in Manhattan, and Americas Tower, a 50-story office building on Avenue of the Americas and 46th Street, serving as world headquarters to PriceWaterhouseCoopers and US headquarters to Israel's largest bank, Bank Hapoalim. Americas Tower Partners is presently developing AQUAR!A Entertainment City, a $375 million tourism project in Eilat, Israel, with the support of the Government of Israel, and the $100 million Mt. Arbel Resort & Residence Club, overlooking the Sea of Galilee, under design by Wimberly Allison Tong & Goo, with 36 holes of golf designed by Robert Trent Jones II. Mr. Bernstein holds a BA in Economics from the University of California at Davis; a BA in Agricultural Business Management from the University of California at Davis; an MBA in Finance from UCLA Graduate School of Management; a J.D. from the University of California at Davis School of Law; and, a Master of Laws Degree (LL.M.) in Taxation from the New York University Graduate School of Law.

To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including (i) the risk that various approvals necessary for the projects described herein and required to be obtained from the New York State Lottery, the United States Bureau of Indian Affairs, the National Indian Gaming Regulatory Commission, the Governor of the State of New York, and various other federal, State and local governmental entities are not received, (ii) the risk that financing necessary for the proposed programs or projects may not be able to be obtained because of credit factors, market conditions or other contingencies, (iii) the risk that the Cayuga Nation may exercise certain broad rights with regard to termination of its agreements with the Company and Catskill, (iv) the risk that the proposed consolidation with Catskill Development LLC does not occur, (v) the risk of non-compliance by various counterparties of the related agreements, and (vi) general risks affecting the Company as described from time to time in it's reports filed with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.